Exhibit 99.2

          RECORDING REQUESTED BY



                                        RECORDED IN OFFICIAL RECORDS
                                        OF LOS ANGELES COUNTY ON
          AND WHEN RECORDED MAIL TO     NOVEMBER 17, 1995, AS INSTRUMENT
                                        NO. 1845223, IN THE OFFICE OF THE LOS
     NAME      Gerald A. Malat, Esq.    ANGELES COUNTY RECORDER.
               MALAT, MALAT & GETZELS
     STREET
     ADDRESS   301 North Canon Drive
     CITY      Suite 223
     ZIP       Beverly Hills, CA  90210

     Title Order No      T.S. No.
                   -----         ---
                              GUE. 02  SPACE ABOVE THIS LINE FOR RECORDER'S USE
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              NOTICE OF DEFAULT AND ELECTION TO SELL UNDER DEED OF TRUST
                                   IMPORTANT NOTICE
     IF YOUR PROPERTY IS IN FORECLOSURE BECAUSE YOU ARE BEHIND IN YOU PAYMENTS, IT MAY BE SOLD WITHOUT ANY COURT ACTION, and you may have the legal right to bring your account in good standing by paying all of your past due payments plus permitted costs and expenses within the time permitted by law for reinstatement of your account, which is normally five business days prior to the date set for the sale of your property. No sale date may be set until three months from the date this notice of default may be recorded (which date of recordation appears on this notice).
     This amount is $505,484.99 as of November 16, 1995, and will increase until
                    -----------       -----------------
     your account becomes current. You may not have to pay the entire unpaid portion of your account, even though full payment was demanded, but you must pay the amount stated above. However, you and your beneficiary or mortgagee may mutually agree in writing prior to the time the notice of sale is posted (which may not be earlier than the end of the three-month period stated above) to, among other things, (1) provide additional time in which to cure the default by transfer of the property or otherwise: (2) establish a schedule or payments in order to cure your default: or both (1) and (2). After three months from the date of recordation of this document (which date of recordation appears hereon), unless the obligation being foreclosed upon, or a separate written agreement between you and your creditor permits a longer period, you have only the legal right to stop the sale of your property by paying the entire amount demanded by your creditor.  To find out the amount you must pay, or to arrange for payment to stop the foreclosure, or if your property is in foreclosure for any other reason, contact:
     BENEFICIARY:  MAX GUEFEN
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     MAILING ADDRESS:1436 So. La Cienega Blvd, Suite #103, Los Angeles, CA 90035
                     -----------------------------------------------------------
                                                  Telephone: (310) 652-8551
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          If you have any questions, you should contact a lawyer or the government agency which may have insured your loan. Notwithstanding the fact that your property is in foreclosure, you may offer your property for sale, provided the sale is concluded prior to the conclusion of the foreclosure.
          Remember,  YOU MAY LOSE LEGAL RIGHTS IF YOU DO NOT TAKE PROMPT ACTION.

     NOTICE IS HEREBY GIVEN:
     That MAX GUEFEN is Substituted Trustee under a Deed of Trust dated August 12, 1994 executed by IRSCO Development Company, a corporation as Trustor, to secure obligations in favor of Eric Guefen and Winston and Roslyn Millet Family Trust, dated February 16, 1988 as beneficiary
     Recorded on October 4, 1994 as document no. 94-1810290 in book       page
     of Official Records in the office of the Recorder of Los Angeles County, California, describing land therein as: Commonly known as 5102 - 16 Azusa Canyon Road and 15554 - 15562 Arrow Highway, City of Irwindale, California, and more particularly described on Exhibit "A" attached hereto said obligations including note for the sum of $470,000.00.
     That the beneficial interest under such deed and the obligations secured thereby are owned by the undersigned: That a breach of, and default in, the obligations for which such deed is security has occurred in that payment has not been made of: The principal balance of $136,878.12, with [acc]rued interest thereon, on the Second Trust Deed of record, came due on August 13, 1995, and has [ ] paid, which constitutes a default under this Deed of Trust in the principal amount of $470,000 in accrued interest of $35,484.99, advances herewith made and trustee fees and costs.
     That by reason thereof, the undersigned, present beneficiary under such deed, has executed and delivered to said Trustee a written Declaration of Default and Demand for Sale, and has deposited with said Trustee such deed and all documents evidencing obligations secured thereby, and has declared and does hereby declare all sums secured thereby immediately due and payable and has elected and does hereby elect to cause the trust property to be sold to satisfy the obligations secured thereby.

     Dated: November 16, 1995
            ------------------
                                        /s/ Max Guefen
     -------------------------          ---------------------------------------
                                        MAX GUEFEN, Substituted Trustee and

                            RIDER TO NOTICE OF DEFAULT AND
                           --------------------------------
                       AND ELECTION TO SELL UNDER DEED OF TRUST
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               While your property is in foreclosure, you still must pay other obligations (such as insurance and taxes) required by your note and deed of trust or mortgage. If you fail to make future payments on the loan, pay taxes on the property, provide insurance on the property, or pay other obligations as required in the note and deed of trust or mortgage, the beneficiary or mortgagee may insist that you do so in order to reinstate your account in good standing. In addition, the beneficiary or mortgagee may require as a condition to reinstatement that you provide reliable written evidence that you paid all senior liens, property taxes, and hazard insurance premiums. Upon your written request, the beneficiary or mortgagee will give you a written itemization of the entire amount you must pay.

                                      EXHIBIT A

                                  LEGAL DESCRIPTION

     The real property situated in the County of Los Angeles, State of California, and is described as follows:

     Lot 1 of Tract 41194, in the City of Irwindale, as per map recorded in Book 1000 Pages 23 and 24 of Maps, in the office of the county recorder of said county.

     EXCEPT THEREFROM an undivided 7.35 interest in and to said Lot 1.

     Also except units 9, 10, 11 and 12 as shown and defined on the Condominium Plan recorded July 16, 1982 as instrument No. 82-607783, Official Records, Los Angeles County.